UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 13, 2020

XPERI CORPORATION

(Exact name of Registrant as Specified in its Charter)

Delaware	001-37956	81-4465732
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3025 Orchard Parkway

San Jose, California 95134

(Address of Principal Executive Offices, including Zip Code)

(408) 321-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (par value $0.001 per share)	XPER	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

As previously disclosed, on December 18, 2019, Xperi Corporation, a Delaware corporation (“Xperi”), entered into an Agreement and Plan of Merger and Reorganization (the “December 18 Merger Agreement”) with TiVo Corporation, a Delaware corporation (“TiVo”), XRAY-TWOLF HoldCo Corporation, a Delaware corporation (“HoldCo”), XRAY Merger Sub Corporation, a Delaware corporation (“Xperi Merger Sub”), and TWOLF Merger Sub Corporation, a Delaware corporation (“TiVo Merger Sub”), in connection with the proposed all-stock merger of equals strategic combination of Xperi’s and TiVo’s businesses (the “proposed transaction”). Also as previously disclosed, on January 31, 2020, Xperi entered into an amendment to the December 18 Merger Agreement (such amendment, the “Merger Agreement Amendment,” and the December 18 Merger Agreement as amended by the Merger Agreement Amendment, the “Merger Agreement”) with TiVo, HoldCo, Xperi Merger Sub and TiVo Merger Sub.

The Merger Agreement contemplates, subject to the terms and conditions thereof, a meeting of stockholders of Xperi to adopt the Merger Agreement (together with any adjournment thereof, the “Stockholder Meeting”).

Xperi has set April 13, 2020 as the record date for purposes of determining the stockholders of Xperi entitled to notice of and to vote at the Stockholder Meeting.

Important Information and Where to Find It

In connection with the proposed transaction, on February 18, 2020, HoldCo filed with the Securities and Exchange Commission (the “SEC”) a preliminary registration statement on Form S-4 that includes a joint proxy statement of Xperi and TiVo and that also constitutes a prospectus of Holdco (“Joint Proxy Statement/Prospectus”). The Joint Proxy Statement/Prospectus is not final and may be amended. Xperi, TiVo and HoldCo may also file other documents with the SEC regarding the proposed transaction. This document is not a substitute for the Joint Proxy Statement/Prospectus or any other document that Xperi, TiVo or HoldCo may file with the SEC. INVESTORS, XPERI STOCKHOLDERS AND TIVO STOCKHOLDERS ARE URGED TO READ THE PRELIMINARY JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors, Xperi stockholders and TiVo stockholders may obtain free copies of the preliminary Joint Proxy Statement/Prospectus filed on February 18, 2020 and the final version and other documents that are filed or will be filed with the SEC by Xperi, TiVo or HoldCo through the website maintained by the SEC at www.sec.gov or by contacting the investor relations department of Xperi or TiVo at the following:

Xperi Corporation

3025 Orchard Parkway

San Jose, California 95134

Attention: Investor Relations

818-436-1231

IR@xperi.com

TiVo Corporation

2160 Gold Street

San Jose, California 95002

Attention: Investor Relations

818-295-6651

IR1@tivo.com

Participants in the Solicitation

Xperi, TiVo or HoldCo and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Xperi’s directors and executive officers, including a description of their direct interests, by security holdings or otherwise, is contained in Xperi’s proxy statement for its 2019 annual meeting of stockholders, which was filed with the SEC on March 20, 2019. Information regarding TiVo’s directors and executive officers, including a description of their direct interests, by security holdings or otherwise, is contained in TiVo’s proxy statement for its 2019 annual meeting of stockholders, which was filed with the SEC on March 15, 2019. Xperi stockholders and

TiVo stockholders may obtain additional information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the proposed transaction, including the interests of Xperi and TiVo directors and executive officers in the transaction, which may be different than those of Xperi and TiVo stockholders generally, by reading the preliminary Joint Proxy Statement/Prospectus filed on February 18, 2020 and the final version and any other relevant documents that are filed or will be filed with the SEC relating to the transaction.

No Offer or Solicitation

This document is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote of approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 17, 2020	Xperi Corporation

	By:	/s/ Robert Andersen
	Name:	Robert Andersen
	Title:	Executive Vice President and Chief Financial Officer